EXHIBIT  21

Subsidiaries of the Registrant                 Place of Incorporation
------------------------------                 -----------------------
WPI Electronics, Inc.                          New Hampshire
WPI Instruments, Inc.                          New Hampshire
WPI Magnetec, Inc.                             New Hampshire
WPI Power Systems, Inc.                        New Hampshire
WPI Oyster Termiflex, Inc.                     New Hampshire
WPI Termiflex International Sales, Inc.        Massachusetts
WPI DecisionKey, Inc.                          New Hampshire
WPI Micro Palm,  Inc.                          New Hampshire
WPI Micro Processor Systems, Inc.              New Hampshire
WPI Oyster Termiflex Limited                   England and Wales
WPI Oyster Terminals, Inc.                     New Hampshire
WPI UK Holding, Inc.                           New Hampshire
WPI UK Holding II, Inc.                        New Hampshire
WPI Group (U.K.)                               England and Wales
WPI Group International Sales Limited          Barbados
WPI Husky Technology, Inc.                     Florida
WPI Husky Technology Limited                   England and Wales
WPI Husky Technology GmbH                      Germany

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